UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP ABL Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.”

The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. On May 28, 2020, the Bankruptcy Court approved a variety of “first day” motions, including motions to obtain customary relief intended to ensure the Debtors’ ability to continue their ordinary operations after the Petition Date.

Interim DIP Order

On May 28, 2020, the Bankruptcy Court issued an interim order [Docket No. 67] (the “Interim DIP Order”) approving, among other things, (1) the Debtors’ entry into the Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) among the Debtors, JPMorgan Chase Bank, N.A., as administrative agent, for itself and the other lenders, which provides for a super priority secured debtor-in-possession revolving credit facility in an aggregate amount of up to $100 million (the “DIP Facility”), and (2) the Debtors’ use of cash collateral in accordance with the terms of the DIP ABL Credit Agreement. Pursuant to the Interim DIP Order, an initial amount of up to $50 million will be available for revolving loans under the DIP Facility, with the remaining amounts to become available upon entry of a final order by the Bankruptcy Court.

On May 29, 2020, the Company entered into the DIP ABL Credit Agreement. The lenders under the DIP ABL Credit Agreement are the existing lenders under the Credit Agreement, dated August 18, 2015 and as previously amended (the “Pre-Petition ABL Credit Agreement”), among the Debtors, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, swingline lender and issuing bank, and the Commitment Parties as lenders.

The DIP ABL Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The DIP ABL Credit Agreement requires the Debtors to, among other things, maintain certain minimum liquidity requirements, obtain additional debtor-in-possession financing in an amount of up to $25 million secured by the Debtors’ real estate, and receive approval of a plan of reorganization or sale of substantially all assets of the Debtors through the chapter 11 process by agreed upon deadlines.

Under the terms of the DIP ABL Credit Agreement, amounts available for advances would be subject to a borrowing base generally consistent with the borrowing base under the Pre-Petition ABL Credit Agreement, subject to certain agreed upon exceptions. The DIP ABL Credit Agreement requires that all proceeds of advances under the DIP Facility be used only for ordinary course general corporate and working capital purposes, costs of administration of the Chapter 11 Cases, certain professional fees and fees and expenses relating to the DIP Facility, in each case, in accordance with a cash flow budget that will be updated periodically (the “Budget”), subject to certain permitted variances. The DIP ABL Credit Agreement requires that all cash received by the Debtors (other than proceeds of the DIP Facility) be applied to repay outstanding amounts under the Pre-Petition ABL Credit Agreement.

The commitments of the lenders under the DIP ABL Credit Agreement will terminate and outstanding borrowings under the DIP ABL Credit Agreement will mature at the earliest of the date which is one hundred eighty (180) days after the Petition Date; the date of consummation of a sale of all or substantially all of the Debtors’ assets; the effective date of a plan of reorganization; or upon the occurrence of an event of default under the DIP ABL Credit Agreement or such other date as the outstanding borrowings under the DIP ABL Credit Agreement are accelerated.

The foregoing summary of the DIP ABL Credit Agreement is qualified in its entirety by reference to the full text of the DIP ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Interim NOL Order

On May 29, 2020, the Bankruptcy Court issued an interim order [Docket No. 98] (including the exhibits attached thereto, the “Interim NOL Order”) designed to assist the Debtors in preserving certain net operating losses and other tax attributes by establishing, among other things, notification and hearing procedures (the “Procedures”) relating to proposed transfers of the Company’s common stock and the taking of worthless stock deductions and setting a final hearing to consider the issues addressed in the Interim NOL Order. The Procedures, among other things, restrict transfers involving, and require notice of the holdings of and proposed transactions by any person or “entity” (as defined the applicable U.S. Treasury Regulations) owning or seeking to acquire ownership of 4.5% or more of the Company’s common stock. The Interim NOL Order provides that any actions in violation of the Procedures (including the notice requirements) would be null and void ab initio, and (a) the person or entity making such a transfer would be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s common stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s common stock would be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

A hearing to consider entry of a final order approving the Procedures will be held on June 15, 2020, at 1:30 p.m. prevailing Central time. Any objections or response to entry of the final order shall be filed no later than June 14, 2020, at 4:00 p.m., prevailing Central Time, and served on the parties identified in the Notice of Procedures.

The foregoing summary is qualified in its entirety by reference to the full text of the Interim NOL Order, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP ABL Credit Agreement is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the Interim NOL Order and the Procedures is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 Cases, the Company’s plan to continue its operations while it works to complete the its proposed reorganization and the Company’s debtor-in-possession financing.  These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases; pleadings filed that could protract the Chapter 11 Cases; the Bankruptcy Court’s rulings in the Chapter 11 Cases, and the outcome of the Chapter 11 Cases generally; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility, including the Company’s ability to maintain certain minimum liquidity requirements, obtain additional financing secured by the Company’s real estate and obtain approval of a plan of reorganization or sale of all of its assets by agreed upon deadlines; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the Company’s ability to continue to operate its business during the pendency of the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Cases; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; the trading price and volatility of the Company’s common stock and the effects of the pending delisting from The Nasdaq Stock Market; litigation and other risks inherent in a bankruptcy process; the effects and length of the novel coronavirus pandemic; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)              Exhibits.

4.1	Interim Order (A) Establishing Notification and Hearing Procedures for Certain Transfers of, and Declarations of Worthlessness with Respect to, Equity Securities and (B) Granting Related Relief.

10.1*	Senior Secured Super Priority Debtor-in-Possession Credit Agreement.

*Certain schedules and exhibits have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: June 1, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources,
General Counsel and Corporate Secretary

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